News Release

HOPE BANCORP REPORTS 2020 SECOND QUARTER FINANCIAL RESULTS

LOS ANGELES - July 30, 2020 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its three and six-month periods ended June 30, 2020.

For the three months ended June 30, 2020, net income totaled $26.8 million, or $0.22 per diluted common share, compared with $26.0 million, or $0.21 per diluted common share for the 2020 first quarter. In the year-ago second quarter, net income totaled $42.7 million, or $0.34 per diluted common share.

“The second quarter of 2020 represented the most challenging operating environment in the history of our Bank, with the COVID-19 crisis exacerbated by the aggregate 150 basis point reduction in the Fed Funds rate in March and the mounting social justice movement across the nation,” said Kevin S. Kim, Chairman, President and Chief Executive Officer of Hope Bancorp, Inc. “Notwithstanding these strong headwinds, I am proud of how the entire Bank of Hope team came together and has been managing through this difficult period. We delivered solid loan production, significant core deposit growth and positive deposit cost trends as well as meaningful cost reductions. We also supported many of our customers impacted by COVID-19 with modifications under the CARES Acts during the quarter and maintained relatively stable asset quality metrics. While our net interest margin was heavily impacted by the rate cuts as well as a buildup of our liquidity and resulting excess cash balances, we believe this quarter represents the trough. Going forward, we expect stable loan yields, continued reductions in our deposit costs and the deployment of excess cash balances will lead to an expansion of our net interest margin in the coming quarters.

“We are in the late stages of developing additional initiatives in light of the new normal designed to restructure our balance sheet and contain expenses to further optimize our operational performance. We believe the near-term implementation of these initiatives will lead to improved profitability as we progress through the year and beyond. With our robust capital and liquidity positions as well as the successes achieved to date with our deposit initiatives, we have great confidence in our ability to navigate through this new landscape and emerge as an even stronger regional bank to support the financial needs of our customers and communities and deliver greater value to our shareholders.”

Q2 2020 Highlights
•New loan originations totaled $832 million, including $480 million of PPP loans, which led to a 2.3% increase in loans receivable quarter-over-quarter, or 9% annualized.
•Total deposits increased 10.0% quarter-over-quarter, of which the vast majority of the growth was in noninterest bearing demand deposits.
•Continuation of favorable mix-shift to lower-cost core deposits contributed to a 47 basis point reduction quarter-over-quarter in total deposit costs.
•NIM compression of 52 basis points represents the trough, with expansion expected going forward from stable loan yields, continued reduction in deposit costs and deployment of excess cash.
•Strategic reductions in noninterest expenses contributed to an improved 1.60% ratio as a percentage of average assets, versus 1.87% in the preceding first quarter.
•Continued buildup of reserves with allowance for credit losses as a percentage of loans receivable increasing to 1.26% at June 30, 2020 from 1.15% at March 31, 2020.

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Financial Highlights

(dollars in thousands, except per share data) (unaudited)	At or for the Three Months Ended
	6/30/2020	3/31/2020	6/30/2019
Net income	$26,753	$25,953	$42,681
Diluted earnings per share	$0.22	$0.21	$0.34
Net interest income before provision for credit losses	$109,814	$119,291	$117,221
Net interest margin	2.79%	3.31%	3.31%
Noninterest income	$11,240	$13,264	$12,287
Noninterest expense	$67,030	$72,140	$71,371
Net loans receivable	$12,710,063	$12,438,493	$11,883,068
Deposits	$14,123,532	$12,836,567	$12,172,384
Total cost of deposits	0.87%	1.34%	1.62%
Nonaccrual loans (1) (2)	$82,137	$72,639	$64,934
Nonperforming loans to loans receivable (1) (2)	1.06%	0.93%	0.89%
ACL to loans receivable (3)	1.26%	1.15%	0.79%
ACL to nonaccrual loans (1) (2) (3)	196.95%	199.51%	144.86%
ACL to nonperforming assets (1) (2) (3)	102.95%	103.62%	84.24%
Provision for credit losses	$17,500	$28,000	$1,200
Net charge offs	$652	$3,421	$1,351
Return on average assets (“ROA”)	0.64%	0.67%	1.12%
Return on average equity (“ROE”)	5.31%	5.12%	8.71%
Return on average tangible common equity (“ROTCE”) (4)	6.94%	6.69%	11.51%
Noninterest expense / average assets	1.60%	1.87%	1.88%
Efficiency ratio	55.37%	54.42%	55.11%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation.
(2) Excludes purchased credit impaired (“PCI”) loans for June 30, 2019.
(3) Allowance for credit losses for current-year periods were calculated under the CECL methodology while allowance for loan losses for the prior-year period was calculated under the incurred loss methodology.
(4) Return on average tangible common equity is a non-GAAP financial measure. A reconciliation of the Company’s return on average tangible common equity is provided in the accompanying financial information on Table Page 10.

Operating Results for the 2020 Second Quarter
Net interest income before provision for credit losses for the 2020 second quarter totaled $109.8 million, compared with $119.3 million in the 2020 first quarter. The decrease primarily reflects a full quarter’s impact of the aggregate 150 basis point decrease in the Fed Funds rate in March 2020, along with a large payoff of an acquired loan that contributed $5.6 million in purchase accounting discount accretion in the first quarter of 2020. Net interest income before provision for credit losses amounted to $117.2 million in the year-ago second quarter.

The net interest margin for the 2020 second quarter decreased 52 basis points to 2.79% from 3.31% in the preceding first quarter and was primarily impacted by the Fed Funds rate reductions and a significant increase in lower-yielding cash balances as the Company temporarily increased its excess liquidity as a precautionary measure in light of the COVID-19 pandemic. In addition, the large payoff mentioned above benefited the 2020 first quarter net interest margin by 16 basis points. The net interest margin for the 2019 second quarter was 3.31%.

The weighted average yield on loans for the 2020 second quarter decreased 83 basis points to 4.23% from 5.06% in the 2020 first quarter, reflecting the repricing of variable rate loans in the Company’s portfolio as a result of the 150 basis point reduction in the Fed Funds rate. In the year-ago second quarter, the weighted average yield on loans was 5.32%.

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The weighted average cost of deposits for the 2020 second quarter decreased 47 basis points to 0.87% from 1.34% for the 2020 first quarter and decreased 75 basis points from 1.62% for the year-ago second quarter. The significant improvements in the weighted average cost of deposits reflects the Company’s ongoing success with its initiative to enhance its deposit mix to favor lower-cost core deposits.

Noninterest income totaled $11.2 million for the 2020 second quarter, compared with $13.3 million for the preceding first quarter and $12.3 million for the 2019 second quarter. The Company noted a 38% reduction in service fees on deposit accounts as transaction volumes decreased significantly in the midst of the COVID-19 related lockdowns. In addition, the net gains on sales of other loans in the preceding first quarter included gains from a bulk sale of residential mortgage loans, together with sales of new residential mortgage originations.

Noninterest expense for the 2020 second quarter declined 7% to $67.0 million from $72.1 million in the preceding first quarter, with reductions in compensation expense and professional fees being the largest factors driving the improvement. In the year-ago second quarter, noninterest expense totaled $71.4 million. Noninterest expense as a percentage of average assets for the 2020 second quarter improved to 1.60% from 1.87% for the 2020 first quarter and 1.88% for the 2019 second quarter.

Salaries and employee benefits expense for the 2020 second quarter decreased 9% to $38.9 million from $42.5 million for the 2020 first quarter. The Company noted that PPP loan origination costs of $5.2 million was a material factor in the reduced compensation expense for the current quarter. In the 2019 second quarter, salaries and employee benefits expense totaled $39.3 million.

The effective tax rate for the 2020 second quarter was 26.8%, compared with 19.9% for the preceding first quarter, reflecting the Company’s projections for increased pretax income in the second half of 2020 than previously budgeted. In the year-ago second quarter, the effective tax rate was 25.0%.

Balance Sheet Summary
New loan originations funded during the 2020 second quarter totaled $832.0 million and included SBA PPP loan originations of $480.1 million, traditional SBA loan production of $5.9 million and residential mortgage loan originations of $72.3 million. This compares with 2020 first quarter originations of $624.5 million, including traditional SBA loan production of $49.8 million and residential mortgage loan originations of $37.4 million. In the year-ago second quarter, new loan originations funded totaled $503.9 million, including SBA loan production of $37.2 million and residential mortgage loan originations of $74.0 million.

At June 30, 2020, loans receivable increased 2.3% to $12.87 billion from $12.58 billion at March 31, 2020 and increased 7.5% from $11.98 billion at June 30, 2019.

Total deposits at June 30, 2020 increased by $1.29 billion, or 10.0% quarter-over-quarter, to $14.12 billion from $12.84 billion at March 31, 2020, with $1.03 billion of the increase in noninterest bearing demand deposits, of which approximately $326 million is identified as being related to PPP loans that the Company originated. Total deposits at June 30, 2019 amounted to $12.17 billion. The increases in total deposits versus the comparable periods reflect a continuation of a positive shift in the mix of deposits favoring core deposits over the last year.

Following is the deposit composition as of June 30, 2020, March 31, 2020 and June 30, 2019:

(dollars in thousands) (unaudited)	6/30/2020	3/31/2020	% change	6/30/2019	% change
Noninterest bearing demand deposits	$4,036,383	$3,010,143	34%	$3,009,218	34%
Money market and other	4,831,679	4,851,000	—%	3,238,947	49%
Saving deposits	296,614	272,577	9%	243,859	22%
Time deposits	4,958,856	4,702,847	5%	5,680,360	(13)%
Total deposit balances	$14,123,532	$12,836,567	10%	$12,172,384	16%

Reflecting the continued favorable mix-shift in deposits, total cost of deposits decreased 47 basis points to 0.87% from 1.34% for the 2020 first quarter and decreased 75 basis points from 1.62% for the 2019 second quarter.
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Allowance for Credit Losses
The 2020 second quarter provision for credit losses under the CECL methodology was $17.5 million, compared with $28.0 million for the preceding first quarter. This compares with a provision for loan losses under the prior incurred loss methodology of $1.2 million for the 2019 second quarter.

The provision for credit losses for the 2020 second quarter reflects updated macroeconomic variables incorporating the Moody’s Analytics Baseline scenario published June 2020, enhanced qualitative factors in the Company’s ACL methodology, relatively stable asset quality metrics and minimal credit losses, as well as an additional Management overlay to accounts related to COVID-19 modifications.

The ACL as of June 30, 2020 increased to $161.8 million from $144.9 million at March 31, 2020 and from $94.1 million at June 30, 2019. As a percentage of loans receivable (excluding loans held for sale), the ACL rose to 1.26% at June 30, 2020 from 1.15% at March 31, 2020 and from 0.79% at June 30, 2019. The coverage ratio of the ACL to nonperforming loans was 118.82%, 124.06% and 88.73% at June 30, 2020, March 31, 2020 and June 30, 2019, respectively.

(unaudited)	(dollars in thousands)
Allowance for loan losses - Dec 31, 2019	$94,144
CECL day 1 adoption impact	26,200
Allowance for credit losses - Jan 1, 2020	120,344
Provision for credit losses	28,000
Recoveries	2,536
Charge offs	(5,957)
Allowance for credit losses - Mar 31, 2020	$144,923
Provision for credit losses	17,500
Recoveries	252
Charge offs	(904)
Allowance for credit losses - June 30, 2020	$161,771

Credit Quality
Following are the components of nonperforming assets as of June 30, 2020, March 31, 2020 and June 30, 2019:

(dollars in thousands) (unaudited)	6/30/2020	3/31/2020	6/30/2019
Loans on nonaccrual status (1)	$82,137	$72,639	$64,934
Delinquent loans 90 days or more on accrual status (2)	9,986	387	353
Accruing troubled debt restructured loans	44,026	43,789	40,731
Total nonperforming loans	136,149	116,815	106,018
Other real estate owned	20,983	23,039	5,644
Total nonperforming assets	$157,132	$139,854	$111,662

(1)  Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $30.3 million, $28.8 million and $32.1 million, at June 30, 2020, March 31, 2020 and June 30, 2019, respectively.
(2) Excludes PCI loans totaling $17.6 million at June 30, 2019.

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Following are the components of criticized loan balances as of June 30, 2020, March 31, 2020 and June 30, 2019:

(dollars in thousands) (unaudited)	6/30/2020	3/31/2020	6/30/2019
Special Mention	$127,149	$122,279	$186,485
Classified	299,368	278,783	323,842
Criticized	$426,517	$401,062	$510,327

During the 2020 second quarter, net charge offs were minimal at $652,000, or 0.02% of average loans receivable on an annualized basis. This compares with net charge offs of $3.4 million, or 0.11% of average loans receivable on an annualized basis for the 2020 first quarter and net charge offs for the 2019 second quarter of $1.4 million, or 0.05% of average loans receivable on an annualized basis.

Individually evaluated loans (previously referred to as impaired loans prior to the adoption of CECL) totaled $116.1 million at June 30, 2020. This compares with individually evaluated loans of $118.7 million at March 31, 2020 and impaired loans of $106.0 million at June 30, 2019. The Company attributed $22.2 million of the increase in individually evaluated loans in the 2020 first quarter to the reclassification of PCD (formerly purchased credit-impaired loans) due to the implementation of the new CECL accounting standards.

Capital
At June 30, 2020, the Company and the Bank continued to exceed all regulatory capital requirements to be classified as a “well-capitalized” financial institution. Following are capital ratios for the Company as of June 30, 2020, March 31, 2020 and June 30, 2019:

Hope Bancorp, Inc. (unaudited)	6/30/2020	3/31/2020	6/30/2019	Minimum Guideline for “Well-Capitalized” Bank
Common Equity Tier 1 Capital	11.50%	11.44%	11.90%	6.50%
Tier 1 Leverage Ratio	10.08%	10.88%	10.94%	5.00%
Tier 1 Risk-Based Ratio	12.24%	12.19%	12.67%	8.00%
Total Risk-Based Ratio	13.23%	13.06%	13.42%	10.00%

As previously announced, the Company has elected to defer the impact of the adoption of CECL for two years, at which time the impact will be phased-in over a three year period. Therefore, the Day 1 CECL adjustment has not had an impact to the Company’s regulatory capital ratios as of June 30, 2020.

Following are tangible common equity (“TCE”) per share and TCE as a percentage of tangible assets as of June 30, 2020, March 31, 2020 and June 30, 2019:

(unaudited)	6/30/2020	3/31/2020	6/30/2019
Tangible common equity per share (1)	$12.62	$12.52	$11.98
Tangible common equity to tangible assets (2)	9.32%	9.92%	10.21%

(1) Tangible common equity represents common equity less goodwill and net other intangible assets. Tangible common equity per share represents tangible common equity divided by the number of shares issued and outstanding. Both tangible common equity and tangible common equity per share are non-GAAP financial measures. A reconciliation of the Company’s total stockholders’ equity to tangible common equity is provided in the accompanying financial information on Table Page 10.
(2) Tangible assets represent total assets less goodwill and net other intangible assets. Tangible common equity to tangible assets is the ratio of tangible common equity over tangible assets. Tangible common equity to tangible assets is a non-GAAP financial measure. A reconciliation of the Company’s total assets to tangible assets is provided in the accompanying financial information on Table Page 10.

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Management reviews tangible common equity to tangible assets ratio in evaluating the Company’s and the Bank’s capital levels and has included these figures and tangible common equity per share figures in response to market participant interest in tangible common equity as a measure of capital. A reconciliation of the GAAP to non-GAAP financial measures is provided in the accompanying financial information.

Investor Conference Call

The Company previously announced that it will host an investor conference call on Friday, July 31, 2020 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for its second quarter ended June 30, 2020. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available in the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through August 7, 2020, replay access code 10146201.

About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean-American bank in the United States with $17.2 billion in total assets as of June 30, 2020. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 58 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Georgia and Alabama. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, Oregon, New York City, Northern California and Houston; commercial loan production offices in Northern California and Seattle; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

Forward-Looking Statements

Some statements in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying the Company’s allowances for credit losses, regulatory risks associated with current and future regulations, and the COVID-19 pandemic and its impact on our financial position, results of operations, liquidity, and capitalization. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

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Contacts:

Alex Ko EVP & Chief Financial Officer 213-427-6560 alex.ko@bankofhope.com	Angie Yang SVP, Director of Investor Relations & Corporate Communications 213-251-2219 angie.yang@bankofhope.com

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	6/30/2020	3/31/2020	% change	12/31/2019	% change	6/30/2019	% change
Cash and due from banks	$1,468,949	$802,033	83%	$698,567	110%	$609,795	141%
Securities available for sale, at fair value	1,887,604	1,718,702	10%	1,715,987	10%	1,826,903	3%
Federal Home Loan Bank (“FHLB”) stock and other investments	98,357	96,956	1%	97,659	1%	100,962	(3)%
Loans held for sale, at the lower of cost or fair value	11,350	8,281	37%	54,271	(79)%	6,426	77%
Loans receivable	12,871,834	12,583,416	2%	12,276,007	5%	11,977,134	7%
Allowance for credit losses	(161,771)	(144,923)	12%	(94,144)	72%	(94,066)	72%
Net loans receivable	12,710,063	12,438,493	2%	12,181,863	4%	11,883,068	7%
Accrued interest receivable	52,859	30,450	74%	30,772	72%	33,980	56%
Premises and equipment, net	51,029	51,392	(1)%	52,012	(2)%	52,552	(3)%
Bank owned life insurance	77,050	76,429	1%	76,339	1%	75,963	1%
Goodwill	464,450	464,450	—%	464,450	—%	464,450	—%
Servicing assets	14,164	14,847	(5)%	16,417	(14)%	19,997	(29)%
Other intangible assets, net	10,770	11,302	(5)%	11,833	(9)%	12,947	(17)%
Other assets	322,417	308,099	5%	267,270	21%	251,784	28%
Total assets	$17,169,062	$16,021,434	7%	$15,667,440	10%	$15,338,827	12%

Liabilities:
Deposits	$14,123,532	$12,836,567	10%	$12,527,364	13%	$12,172,384	16%
FHLB advances	500,000	675,000	(26)%	625,000	(20)%	695,000	(28)%
Convertible notes, net	201,987	200,716	1%	199,458	1%	196,977	3%
Subordinated debentures	103,602	103,318	—%	103,035	1%	102,477	1%
Accrued interest payable	26,093	30,436	(14)%	33,810	(23)%	36,987	(29)%
Other liabilities	183,072	157,309	16%	142,762	28%	139,830	31%
Total liabilities	$15,138,286	$14,003,346	8%	$13,631,429	11%	$13,343,655	13%

Stockholders’ Equity:
Common stock, $0.001 par value	$136	$136	—%	$136	—%	$136	—%
Capital surplus	1,430,757	1,429,275	—%	1,428,066	—%	1,425,262	—%
Retained earnings	761,734	752,228	1%	762,480	—%	712,351	7%
Treasury stock, at cost	(200,000)	(200,000)	—%	(163,820)	(22)%	(150,000)	(33)%
Accumulated other comprehensive gain (loss), net	38,149	36,449	5%	9,149	317%	7,423	414%
Total stockholders’ equity	2,030,776	2,018,088	1%	2,036,011	—%	1,995,172	2%
Total liabilities and stockholders’ equity	$17,169,062	$16,021,434	7%	$15,667,440	10%	$15,338,827	12%

Common stock shares - authorized	150,000,000	150,000,000		150,000,000		150,000,000
Common stock shares - outstanding	123,239,276	123,169,404		125,756,543		126,673,822
Treasury stock shares	12,661,581	12,661,581		9,945,547		9,002,453
Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Six Months Ended
	6/30/2020	3/31/2020	% change	6/30/2019	% change	6/30/2020	6/30/2019	% change

Interest and fees on loans	$134,190	$154,230	(13)%	$158,627	(15)%	$288,420	$316,763	(9)%
Interest on securities	9,891	10,609	(7)%	11,866	(17)%	20,500	24,185	(15)%
Interest on federal funds sold and other investments	980	2,029	(52)%	2,973	(67)%	3,009	5,648	(47)%
Total interest income	145,061	166,868	(13)%	173,466	(16)%	311,929	346,596	(10)%

Interest on deposits	29,451	41,113	(28)%	48,826	(40)%	70,564	95,673	(26)%
Interest on other borrowings and convertible notes	5,796	6,464	(10)%	7,419	(22)%	12,260	14,094	(13)%
Total interest expense	35,247	47,577	(26)%	56,245	(37)%	82,824	109,767	(25)%

Net interest income before provision for credit losses	109,814	119,291	(8)%	117,221	(6)%	229,105	236,829	(3)%
Provision for credit losses	17,500	28,000	(38)%	1,200	1,358%	45,500	4,200	983%
Net interest income after provision for credit losses	92,314	91,291	1%	116,021	(20)%	183,605	232,629	(21)%

Service fees on deposit accounts	2,583	4,133	(38)%	4,416	(42)%	6,716	8,733	(23)%
International service fees	667	790	(16)%	1,020	(35)%	1,456	1,953	(25)%
Loan servicing fees, net	1,106	365	203%	738	50%	1,471	1,467	—%
Wire transfer fees	820	998	(18)%	1,311	(37)%	1,818	2,400	(24)%
Net gains on sales of other loans	1,678	1,855	(10)%	1,066	57%	3,533	1,807	96%
Net gains on sales of securities available for sale	—	—	100%	129	100%	—	129	(100)%
Other income and fees	4,386	5,123	(14)%	3,607	22%	9,510	7,220	32%
Total noninterest income	11,240	13,264	(15)%	12,287	(9)%	24,504	23,709	3%

Salaries and employee benefits	38,850	42,502	(9)%	39,297	(1)%	81,352	79,726	2%
Occupancy	7,043	7,410	(5)%	7,839	(10)%	14,453	15,516	(7)%
Furniture and equipment	4,654	4,259	9%	4,026	16%	8,913	7,472	19%
Advertising and marketing	1,315	1,673	(21)%	2,245	(41)%	2,988	4,307	(31)%
Data processing and communications	2,274	2,631	(14)%	2,587	(12)%	4,905	5,543	(12)%
Professional fees	1,510	3,300	(54)%	5,959	(75)%	4,810	11,339	(58)%
FDIC assessment	1,652	1,559	6%	1,559	6%	3,211	3,110	3%
Credit related expenses	1,361	1,662	(18)%	1,549	(12)%	3,023	2,227	36%
OREO expense (income), net	1,338	843	59%	83	1,512%	2,181	(69)	N/A
Other	7,033	6,301	12%	6,227	13%	13,334	13,033	2%
Total noninterest expense	67,030	72,140	(7)%	71,371	(6)%	139,170	142,204	(2)%
Income before income taxes	36,524	32,415	13%	56,937	(36)%	68,939	114,134	(40)%
Income tax provision	9,771	6,462	51%	14,256	(31)%	16,233	28,695	(43)%
Net income	$26,753	$25,953	3%	$42,681	(37)%	$52,706	$85,439	(38)%

Earnings Per Common Share:
Basic	$0.22	$0.21		$0.34		$0.43	$0.67
Diluted	$0.22	$0.21		$0.34		$0.42	$0.67

Weighted Average Shares Outstanding:
Basic	123,200,127	124,295,327		126,658,509		123,747,727	126,649,536
Diluted	123,430,891	124,676,296		126,870,455		124,054,291	126,842,870
Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	For the Three Months Ended (Annualized)			For the Six Months Ended (Annualized)
Profitability measures:	6/30/2020	3/31/2020	6/30/2019	6/30/2020	6/30/2019
ROA	0.64%	0.67%	1.12%	0.65%	1.12%
ROE	5.31%	5.12%	8.71%	5.21%	8.81%
ROTCE (1)	6.94%	6.69%	11.51%	6.82%	11.68%
Net interest margin	2.79%	3.31%	3.31%	3.04%	3.35%
Efficiency ratio	55.37%	54.42%	55.11%	54.88%	54.58%
Noninterest expense / average assets	1.60%	1.87%	1.88%	1.73%	1.87%

(1) Average tangible equity is calculated by subtracting average goodwill and average core deposit intangible assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

	Three Months Ended			Six Months Ended
Pre-tax acquisition accounting adjustments and merger-related expenses:	6/30/2020	3/31/2020	6/30/2019	6/30/2020	6/30/2019
Accretion on purchased non-impaired loans	$658	$1,059	$1,799	$1,717	$3,965
Accretion on purchased credit deteriorated/purchased credit impaired loans	3,046	9,449	6,848	12,495	12,682
Amortization of premium on low income housing tax credits	(70)	(71)	(76)	(141)	(152)
Amortization of premium on acquired FHLB borrowings	—	—	—	—	1,280
Accretion of discount on acquired subordinated debt	(284)	(283)	(275)	(567)	(548)
Amortization of core deposit intangibles	(532)	(531)	(557)	(1,063)	(1,114)
Total acquisition accounting adjustments	$2,818	$9,623	$7,739	$12,441	$16,113

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	6/30/2020			3/31/2020			6/30/2019
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$12,755,088	$134,190	4.23%	$12,259,848	$154,230	5.06%	$11,959,920	$158,627	5.32%
Securities available for sale	1,750,156	9,891	2.27%	1,712,033	10,609	2.49%	1,804,677	11,866	2.64%
FHLB stock and other investments	1,317,049	980	0.30%	519,309	2,029	1.57%	460,623	2,973	2.59%
Total interest earning assets	$15,822,293	$145,061	3.69%	$14,491,190	$166,868	4.63%	$14,225,220	$173,466	4.89%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$4,903,786	$7,563	0.62%	$4,204,406	$14,880	1.42%	$3,094,179	$14,019	1.82%
Savings	284,050	862	1.22%	274,075	808	1.19%	225,978	608	1.08%
Time deposits	4,954,446	21,026	1.71%	4,900,405	25,425	2.09%	5,784,980	34,199	2.37%
Total interest bearing deposits	10,142,282	29,451	1.17%	9,378,886	41,113	1.76%	9,105,137	48,826	2.15%
FHLB advances	593,407	2,238	1.52%	594,890	2,647	1.79%	706,044	3,384	1.92%
Convertible notes, net	201,169	2,358	4.64%	199,960	2,346	4.64%	196,244	2,310	4.66%
Subordinated debentures	99,534	1,200	4.77%	99,252	1,471	5.86%	98,406	1,725	6.93%
Total interest bearing liabilities	$11,036,392	$35,247	1.28%	$10,272,988	$47,577	1.86%	$10,105,831	$56,245	2.23%
Noninterest bearing demand deposits	3,510,783			2,963,136			2,947,476
Total funding liabilities/cost of funds	$14,547,175		0.97%	$13,236,124		1.45%	$13,053,307		1.73%
Net interest income/net interest spread		$109,814	2.41%		$119,291	2.77%		$117,221	2.66%
Net interest margin			2.79%			3.31%			3.31%

Cost of deposits:
Noninterest bearing demand deposits	$3,510,783	$—	—%	$2,963,136	$—	—%	$2,947,476	$—	—%
Interest bearing deposits	10,142,282	29,451	1.17%	9,378,886	41,113	1.76%	9,105,137	48,826	2.15%
Total deposits	$13,653,065	$29,451	0.87%	$12,342,022	$41,113	1.34%	$12,052,613	$48,826	1.62%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Six Months Ended
	6/30/2020			6/30/2019
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$12,507,468	$288,420	4.64%	$12,023,690	$316,763	5.31%
Securities available for sale	1,731,094	20,500	2.38%	1,816,081	24,185	2.69%
FHLB stock and other investments	918,179	3,009	0.66%	433,293	5,648	2.63%
Total interest earning assets	$15,156,741	$311,929	4.14%	$14,273,064	$346,596	4.90%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$4,554,096	$22,443	0.99%	$3,068,494	$27,005	1.77%
Savings	279,063	1,670	1.20%	224,761	1,173	1.05%
Time deposits	4,927,425	46,451	1.90%	5,860,492	67,495	2.32%
Total interest bearing deposits	9,760,584	70,564	1.45%	9,153,747	95,673	2.11%
FHLB advances	594,148	4,885	1.65%	758,161	5,998	1.60%
Convertible notes, net	200,565	4,704	4.64%	195,610	4,609	4.69%
Subordinated debentures	99,393	2,671	5.32%	98,267	3,487	7.06%
Total interest bearing liabilities	$10,654,690	$82,824	1.56%	$10,205,785	$109,767	2.17%
Noninterest bearing demand deposits	3,236,960			2,917,279
Total funding liabilities/cost of funds	$13,891,650		1.20%	$13,123,064		1.69%
Net interest income/net interest spread		$229,105	2.58%		$236,829	2.73%
Net interest margin			3.04%			3.35%

Cost of deposits:
Noninterest bearing demand deposits	$3,236,960	$—	—%	$2,917,279	$—	—%
Interest bearing deposits	9,760,584	70,564	1.45%	9,153,747	95,673	2.11%
Total deposits	$12,997,544	$70,564	1.09%	$12,071,026	$95,673	1.60%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Six Months Ended
AVERAGE BALANCES:	6/30/2020	3/31/2020	% change	6/30/2019	% change	6/30/2020	6/30/2019	% change
Loans receivable, including loans held for sale	$12,755,088	$12,259,848	4%	$11,959,920	7%	$12,507,468	$12,023,690	4%
Investments	3,067,205	2,231,342	37%	2,265,300	35%	2,649,273	2,249,374	18%
Interest earning assets	15,822,293	14,491,190	9%	14,225,220	11%	15,156,741	14,273,064	6%
Total assets	16,759,147	15,446,807	8%	15,185,495	10%	16,102,977	15,237,627	6%

Interest bearing deposits	10,142,282	9,378,886	8%	9,105,137	11%	9,760,584	9,153,747	7%
Interest bearing liabilities	11,036,392	10,272,988	7%	10,105,831	9%	10,654,690	10,205,785	4%
Noninterest bearing demand deposits	3,510,783	2,963,136	18%	2,947,476	19%	3,236,960	2,917,279	11%
Stockholders’ equity	2,016,947	2,027,595	(1)%	1,960,500	3%	2,022,271	1,940,606	4%
Net interest earning assets	4,785,901	4,218,202	13%	4,119,389	16%	4,502,051	4,067,279	11%

LOAN PORTFOLIO COMPOSITION:	6/30/2020	3/31/2020	% change	12/31/2019	% change	6/30/2019	% change
Commercial loans	$3,415,111	$3,067,132	11%	$2,719,818	26%	$2,432,164	40%
Real estate loans	8,686,939	8,681,222	—%	8,666,901	—%	8,630,538	1%
Consumer and other loans	769,784	835,062	(8)%	889,288	(13)%	914,432	(16)%
Loans, net of deferred loan fees and costs	12,871,834	12,583,416	2%	12,276,007	5%	11,977,134	7%
Allowance for credit losses	(161,771)	(144,923)	12%	(94,144)	72%	(94,066)	72%
Loan receivable, net	$12,710,063	$12,438,493	2%	$12,181,863	4%	$11,883,068	7%

REAL ESTATE LOANS BY PROPERTY TYPE:	6/30/2020	3/31/2020	% change	12/31/2019	% change	6/30/2019	% change
Retail buildings	$2,278,448	$2,314,885	(2)%	$2,298,872	(1)%	$2,295,485	(1)%
Hotels/motels	1,701,909	1,706,082	—%	1,709,189	—%	1,670,697	2%
Gas stations/car washes	836,314	852,077	(2)%	844,081	(1)%	953,942	(12)%
Mixed-use facilities	706,827	770,825	(8)%	785,882	(10)%	739,440	(4)%
Warehouses	1,040,303	1,024,832	2%	1,030,876	1%	936,900	11%
Multifamily	497,948	481,425	3%	465,397	7%	460,555	8%
Other	1,625,190	1,531,096	6%	1,532,604	6%	1,573,519	3%
Total	$8,686,939	$8,681,222	—%	$8,666,901	—%	$8,630,538	1%

DEPOSIT COMPOSITION	6/30/2020	3/31/2020	% change	12/31/2019	% change	6/30/2019	% change
Noninterest bearing demand deposits	$4,036,383	$3,010,143	34%	$3,108,687	30%	$3,009,218	34%
Money market and other	4,831,679	4,851,000	—%	3,985,556	21%	3,238,947	49%
Saving deposits	296,614	272,577	9%	274,151	8%	243,859	22%
Time deposits	4,958,856	4,702,847	5%	5,158,970	(4)%	5,680,360	(13)%
Total deposit balances	$14,123,532	$12,836,567	10%	$12,527,364	13%	$12,172,384	16%

DEPOSIT COMPOSITION (%)	6/30/2020	3/31/2020		12/31/2019		6/30/2019
Noninterest bearing demand deposits	28.6%	23.5%		24.8%		24.7%
Money market and other	34.2%	37.8%		31.8%		26.6%
Saving deposits	2.1%	2.1%		2.2%		2.0%
Time deposits	35.1%	36.6%		41.2%		46.7%
Total deposit balances	100.0%	100.0%		100.0%		100.0%
Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

CAPITAL RATIOS:	6/30/2020	3/31/2020	12/31/2019	6/30/2019
Total stockholders’ equity	$2,030,776	$2,018,088	$2,036,011	$1,995,172
Common equity tier 1 ratio	11.50%	11.44%	11.76%	11.90%
Tier 1 risk-based capital ratio	12.24%	12.19%	12.51%	12.67%
Total risk-based capital ratio	13.23%	13.06%	13.23%	13.42%
Tier 1 leverage ratio	10.08%	10.88%	11.22%	10.94%
Total risk weighted assets	$13,388,522	$13,348,162	$13,208,299	$12,715,685
Book value per common share	$16.48	$16.38	$16.19	$15.75
Tangible common equity to tangible assets [1]	9.32%	9.92%	10.27%	10.21%
Tangible common equity per share [1]	$12.62	$12.52	$12.40	$11.98

[1] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

	Three Months Ended					Six Months Ended
ALLOWANCE FOR CREDIT LOSSES CHANGES:	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	6/30/2020	6/30/2019
Balance at beginning of period	$144,923	$94,144	$93,882	$94,066	$94,217	$94,144	$92,557
CECL day 1 adoption impact	—	26,200	—	—	—	26,200	—
Provision for credit losses	17,500	28,000	1,000	2,100	1,200	45,500	4,200
Recoveries	252	2,536	939	780	725	2,788	2,017
Charge offs	(904)	(5,957)	(1,677)	(2,602)	(2,076)	(6,861)	(3,830)
PCI allowance adjustment	—	—	—	(462)	—	—	(878)
Balance at end of period	$161,771	$144,923	$94,144	$93,882	$94,066	$161,771	$94,066
Net charge offs/average loans receivable (annualized)	0.02%	0.11%	0.02%	0.06%	0.05%	0.07%	0.03%

	Three Months Ended					Six Months Ended
NET LOAN CHARGE OFFS (RECOVERIES):	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	6/30/2020	6/30/2019
Real estate loans	$148	$2,230	$203	$951	$(388)	$2,378	$(1,455)
Commercial loans	240	676	245	596	1,399	916	2,649
Consumer loans	264	515	290	275	340	779	619
Total net charge offs	$652	$3,421	$738	$1,822	$1,351	$4,073	$1,813

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

NONPERFORMING ASSETS:	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Loans on nonaccrual status [3]	$82,137	$72,639	$54,785	$42,235	$64,934
Delinquent loans 90 days or more on accrual status	9,986	387	7,547	398	353
Accruing troubled debt restructured loans	44,026	43,789	35,709	34,717	40,731
Total nonperforming loans	136,149	116,815	98,041	77,350	106,018
Other real estate owned	20,983	23,039	24,091	19,374	5,644
Total nonperforming assets	$157,132	$139,854	$122,132	$96,724	$111,662
Nonperforming assets/total assets	0.92%	0.87%	0.78%	0.63%	0.73%
Nonperforming assets/loans receivable & OREO	1.22%	1.11%	0.99%	0.80%	0.93%
Nonperforming assets/total capital	7.74%	6.93%	6.00%	4.76%	5.60%
Nonperforming loans/loans receivable	1.06%	0.93%	0.80%	0.64%	0.89%
Nonaccrual loans/loans receivable	0.64%	0.58%	0.45%	0.35%	0.54%
Allowance for credit losses/loans receivable	1.26%	1.15%	0.77%	0.78%	0.79%
Allowance for credit losses/nonaccrual loans	196.95%	199.51%	171.84%	222.28%	144.86%
Allowance for credit losses/nonperforming loans	118.82%	124.06%	96.03%	121.37%	88.73%
Allowance for credit losses/nonperforming assets	102.95%	103.62%	77.08%	97.06%	84.24%

[3] Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $30.3 million, $28.8 million,$28.1 million, $37.3 million, and $32.1 million at June 30, 2020, March 31, 2020,
     December 31, 2019, September 30, 2019, and June 30, 2019, respectively.

NONACCRUAL LOANS BY TYPE:	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Real estate loans	$64,060	$56,787	$40,935	$27,920	$42,921
Commercial loans	12,079	12,747	10,893	11,242	18,997
Consumer loans	5,998	3,105	2,957	3,073	3,016
Total nonaccrual loans	$82,137	$72,639	$54,785	$42,235	$64,934

BREAKDOWN OF ACCRUING TROUBLED DEBT RESTRUCTURED LOANS:	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Retail buildings	$5,526	$5,014	$4,215	$3,221	$2,919
Gas stations/car washes	1,789	1,675	—	233	241
Mixed-use facilities	3,583	3,157	3,175	3,200	3,223
Warehouses	13,433	13,381	10,381	10,449	11,246
Other [5]	19,695	20,562	17,938	17,614	23,102
Total	$44,026	$43,789	$35,709	$34,717	$40,731

[5] Includes commercial business, consumer, and other loans

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE:	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
30 - 59 days	$18,857	$37,866	$14,433	$25,281	$17,913
60 - 89 days	29,975	2,605	4,712	4,535	1,295
Total	$48,832	$40,471	$19,145	$29,816	$19,208

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE:	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Real estate loans	$27,245	$23,753	$7,689	$20,572	$9,794
Commercial loans	5,987	4,583	692	2,282	1,832
Consumer loans	15,600	12,135	10,764	6,962	7,582
Total	$48,832	$40,471	$19,145	$29,816	$19,208

CRITICIZED LOANS:	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Special mention	$127,149	$122,279	$141,452	$139,848	$186,485
Substandard	299,357	278,771	259,278	268,605	323,841
Doubtful/Loss	11	12	13	17	1
Total criticized loans	$426,517	$401,062	$400,743	$408,470	$510,327
Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

Reconciliation of GAAP financial measures to non-GAAP financial measures:

	Three Months Ended			Six Months Ended
	6/30/2020	3/31/2020	6/30/2019	6/30/2020	6/30/2019
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Average stockholders’ equity	$2,016,947	$2,027,595	$1,960,500	$2,022,271	$1,940,606
Less: Goodwill and core deposit intangible assets, net	(475,534)	(476,053)	(477,736)	(475,793)	(478,021)
Average tangible common equity	$1,541,413	$1,551,542	$1,482,764	$1,546,478	$1,462,585

Net income	$26,753	$25,953	$42,681	$52,706	$85,439
Return on average tangible common equity (annualized)	6.94%	6.69%	11.51%	6.82%	11.68%

	Three Months Ended
	6/30/2020	3/31/2020	12/31/2019	6/30/2019
TANGIBLE COMMON EQUITY
Total stockholders’ equity	$2,030,776	$2,018,088	$2,036,011	$1,995,172
Less: Goodwill and core deposit intangible assets, net	(475,220)	(475,752)	(476,283)	(477,397)
Tangible common equity	$1,555,556	$1,542,336	$1,559,728	$1,517,775

Total assets	$17,169,062	$16,021,434	$15,667,440	$15,338,827
Less: Goodwill and core deposit intangible assets, net	(475,220)	(475,752)	(476,283)	(477,397)
Tangible assets	$16,693,842	$15,545,682	$15,191,157	$14,861,430

Common shares outstanding	123,239,276	123,169,404	125,756,543	126,673,822

Tangible common equity to tangible assets	9.32%	9.92%	10.27%	10.21%
Tangible common equity per share	$12.62	$12.52	$12.40	$11.98

	Three Months Ended			Six Months Ended
	6/30/2020	3/31/2020	6/30/2019	6/30/2020	6/30/2019
PRE-TAX PRE-PROVISION INCOME
Net income	$26,753	$25,953	$42,681	$52,706	$85,439
Add back - tax provision	9,771	6,462	14,256	16,233	28,695
Add back - provision for credit losses	17,500	28,000	1,200	45,500	4,200
Pre-tax pre-provision income	$54,024	$60,415	$58,137	$114,439	$118,334

Table Page 10